ENDORSEMENTS
                      (Only we can endorse this contract.)

Right to Buy a New Contract.-Some provisions of this form refer to the right of an individual. subject to certain conditions to obtain a new contract of insurance from Pruco Life Insurance Company. Pruco Life has agreed to this arrangement as shown by the following Certification.


                                  CERTIFICATION

Pruco Life Insurance Company is aware that some provisions of this Prudential Insurance Company of America form provide an individual the right, subject to certain conditions, to obtain a new contract of insurance from Pruco. We certify that if any such individual wishes to exercise that right Pruco will make available to that individual the contract described in this form.


                                        Signed for Pruco Life Insurance Company.

                                               /s/ [ILLEGIBLE]
                                                  SPECIMEN

                                                       President


                                               /s/ [ILLEGIBLE]
                                                  SPECIMEN

                                                       Vice President


If Pruco Life Insurance Company is not engaged in the insurance business at the time an individual wishes to exercise this right to buy a new contract, The Prudential will make available to that individual a contract that it currently issues.

               This endorsement attached to the contract on the Contract Date By

                                               By

                                               /s/ Isabelle L. Kirchner
                                                  SPECIMEN

                                                       Secretary


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PLI 254--86
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